UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

IRIS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9158 Eton Avenue Chatsworth, CA	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 709-1244

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
Item 2.06	Material Impairments.

On September 1, 2011, IRIS International, Inc. determined to restructure our Personalized Medicine Division by downsizing and consolidating the molecular pathology laboratory operations of our wholly-owned subsidiary, Arista Molecular, Inc., into Iris Molecular Diagnostics. We are taking these actions to achieve significant expense reductions and to better focus our efforts on our core business while improving profitability. The simplification of the company’s business model should allow us to concentrate our resources on our new product pipeline and other strategic initiatives.

We are also restructuring the research and development department within the Iris Diagnostics Division (IDD) to realign the department’s technical core competencies with our product pipeline in development.

Pursuant to the restructuring plan approved by our Board of Directors, we will immediately commence with the following actions:

•	A reduction in personnel at Arista Molecular and within the research and development department of IDD of approximately 10% of the total workforce of IRIS International, Inc.;

•	The discontinuation of all non-proprietary testing services at the laboratory, including flow cytometry, FISH, cytology services and the molecular pathology menu; and

•	The cessation of operations of Arista Molecular in San Diego, CA by October 1, 2011, and the relocation of the downsized laboratory operation to the Iris Molecular Diagnostics’ facility in Carlsbad, CA.

Arista Molecular will retain all licenses and high-complexity CLIA laboratory capabilities, as well as limited personnel to perform tests based on our NADiA platform, starting with NADiA ProsVue.

We expect the restructuring will result in significant cost reductions and enhanced profitability. In the fourth quarter of 2011, we anticipate the restructuring will result in cost savings of $1.4 million to $1.6 million.

We expect to incur the following restructuring costs in the third quarter of 2011, totaling approximately $1.6 million to $1.8 million, substantially all of which will be cash expenditures:

•	Severance and other employment termination costs of approximately $0.7 million; and

•	Contract termination and other associated costs of approximately $1.0 million.

Furthermore, in connection with the restructuring of Arista Molecular, we expect to incur approximately $6.0 million of asset write-downs and impairment charges. The impaired assets include goodwill of approximately $1.5 million and core technology and other intangibles of approximately $2.9 million arising from the acquisition of Arista Molecular. Write-downs of property and equipment are expected to be approximately $1.6 million. Of these write-downs and impairments, we expect that approximately $100,000 will result in future cash expenditures.

Item 7.01	Regulation FD Disclosure.

On September 7, 2011, we issued a press release announcing the restructuring of our Personalized Medicine Division and IDD research and development department. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release of the Registrant, dated September 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: September 8, 2011

By: /s/ César M. García
César M. García
President and Chief Executive Officer